Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:
Cary Grossman
Chief Executive Officer
(713) 827-2104
cgrossman@cmgrossman.com

Investor Relations:
BPC Financial Marketing
John Baldissera
800-368-1217

Coastal Bancshares Acquisition Corp.

Files Amended Proxy and Investor Presentation

Houston, TX, August 11, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS, CBASU, CBASW) (“Coastal” or the “Company”), a public company organized to complete a business combination with a commercial bank or bank holding company, has filed its second amended proxy statement with the Securities and Exchange Commission on August 10, 2006. The filing includes, among other items, unaudited financial statements for Intercontinental Bank Shares Corporation (“Intercontinental”) as of and for the six month period ended June 30, 2006. As previously announced, Coastal and Intercontinental have entered into a definitive merger agreement, pursuant to which and subject to the approval of Coastal’s stockholders’, Intercontinental will merge with a wholly-owned subsidiary of Coastal in an all cash transaction.

Coastal also announced that it is has prepared an investor presentation which will be filed with the Securities and Exchange Commission on Form 8-K. The investor presentation is also available on the Company’s web site at www.coastalbancshares.net.

About Intercontinental Bank Shares Corporation

Intercontinental is the holding company for Intercontinental National Bank in San Antonio, Texas. The Bank operates three facilities in San Antonio and a representative office in Mexico City. The Bank had assets of approximately $137.4 million and stockholder’s equity of approximately $9.0 million as of June 30, 2006.

Coastal stockholders can obtain a free copy of the preliminary proxy statement, as well as other filings containing information about Coastal, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Coastal by directing a request to Coastal Bancshares Acquisition Corp., 9821 Katy Freeway, Suite 500, Houston, TX 77024.

Forward Looking Statements

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Coastal's and Intercontinental's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transactions by the stockholders of the companies; the number and percentage of Coastal stockholders voting against the merger; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, if any, whether certain market segments grow as anticipated; the competitive environment in the banking industry and competitive responses to the proposed merger, as well as other relevant risks detailed in Coastal's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Coastal nor Intercontinental assumes any obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Coastal and does not constitute an offer of any securities of Coastal for sale. Any solicitation of proxies will be made only by the proxy statement of Coastal that will be mailed to all stockholders promptly after it is cleared by the Securities and Exchange Commission. Investors and security holders of Coastal are urged to read the proxy statement and the relevant materials when they become available, because they will contain important information about Coastal and Intercontinental.

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